EXHIBIT 4.1
SIERRA PACIFIC POWER COMPANY
OFFICER’S CERTIFICATE
April 15, 2016
I, the undersigned officer of Sierra Pacific Power Company (the “Company”), do hereby certify that I am an Authorized Officer of the Company as such term is defined in the Indenture (as defined herein). I am delivering this certificate pursuant to the authority granted in the Board Resolutions of the Company dated April 6, 2016, and Sections 1.04, 2.01, 3.01, 4.01(a) and 4.03(b)(i) of the General and Refunding Mortgage Indenture dated as of May 1, 2001, as heretofore amended and supplemented to the date hereof (as heretofore amended and supplemented, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor as trustee to The Bank of New York Mellon, formerly The Bank of New York), as Trustee (the “Trustee”). Section 1(u)(iii) of this Officer’s Certificate sets forth definitions of capitalized terms used herein. Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture. Based upon the foregoing, I hereby certify as follows:
1.The terms and conditions of the Securities described in this Officer’s Certificate are as follows (the lettered subdivisions set forth in this Section 1 corresponding to the lettered subdivisions of Section 3.01 of the Indenture):
(a)    The Securities of the twenty-first series to be issued under the Indenture shall be designated 2.60% General and Refunding Mortgage Notes, Series U, due 2026 (the “Series U Notes”).
(b)    There shall be no limit upon the aggregate principal amount of the Series U Notes that may be authenticated and delivered under the Indenture. The Series U Notes shall be initially authenticated and delivered in the aggregate principal amount of $400,000,000.
(c)    Interest on the Series U Notes shall be payable to the Persons in whose names such Securities are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of such Securities attached hereto as Exhibit A.
(d)    The Series U Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on May 1, 2026.
(e)    The Series U Notes shall bear interest at the rate, and such interest shall be payable at the times, provided in the form of such Securities attached hereto as Exhibit A.
(f)    The corporate trust agency office of The Bank of New York Mellon Trust Company, N.A. at 101 Barclay Street in New York, New York 10286 shall be the place at which (i) the principal, interest, Additional Interest, if any, and premium on the Series U Notes shall be payable, (ii) registration of transfer of the Series U Notes may be effected and (iii) exchanges of the Series U Notes may be effected. The Corporate Trust Office of The Bank of New York Mellon Trust Company,

N.A., at 400 South Hope Street, Suite 500, Los Angeles, California 90071 shall be the place where notices and demands to or upon the Company in respect of the Series U Notes and the Indenture may be served; and The Bank of New York Mellon Trust Company, N.A. shall be the Paying Agent and Security Registrar for the Series U Notes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer’s Certificates, its principal office in Reno, Nevada as any such place or itself or any of its Subsidiaries as the Security Registrar; provided, however, that there shall be only a single Security Registrar for the Series U Notes.
(g)    Optional Redemption.
(i)    Optional Redemption. At any time prior to February 1, 2026 (the “Par Call Date”), the Company may redeem the Series U Notes at its option, either in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the Series U Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Series U Notes being redeemed that would be due if the Series U Notes matured on the Par Call Date (excluding the portion of any such interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, plus, in each case, accrued interest thereon to the date of redemption.
At any time on or after the Par Call Date, the Company may redeem the Series U Notes, at the option of the Company, either in whole or in part, at a redemption price equal to 100% of the principal amount of the Series U Notes being redeemed plus accrued interest thereon to the date of redemption.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series U Notes (assuming, for this purpose, that the Series U Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series U Notes.
“Comparable Treasury Price” means, with respect to any redemption date, the Reference Treasury Dealer Quotation for such redemption date.
“Independent Investment Banker” means an investment banking institution of international standing appointed by the Company.
“Reference Treasury Dealer” means a primary U.S. government securities dealer in New York City appointed by the Company.
“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
“Treasury Rate” means the rate per year equal to the semi-annual equivalent or interpolated (on a daycount basis) yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.
(ii)    Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Series U Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Series U Notes or a satisfaction and discharge of the Series U Notes under the Indenture. Notices of redemption may not be conditional. In lieu of the Redemption Price, any notice of redemption of the Series U Notes may state the manner of calculating the Redemption Price.
(iii)    Selection of Series U Notes to be Redeemed. In accordance with Section 5.03 of the Indenture, the following method is provided for the selection of Series U Notes to be redeemed and these procedures shall be followed by the Security Registrar in the event of a redemption of the Series U Notes pursuant to the provisions of this Officer’s Certificate. If less than all of the Series U Notes are to be redeemed at any time, the Security Registrar shall select Series U Notes for redemption as follows:
(A)    if the Series U Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Series U Notes are listed; or
(B)    if the Series U Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate.
No Series U Notes of $2,000 principal amount or less can be redeemed in part.

(h)	Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Series U Notes.

(i)	The Series U Notes are issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(j)	Not applicable.

(k)	Not applicable.

(l)	Not applicable.

(m)	See subsection (e) above.

(n)	Not applicable.

(o)	Not applicable.

(p)	Not applicable.

(q)	Book-entry; Delivery and Form.
(i)    Form and Dating.
The Series U Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Series U Notes may have notations, legends or endorsements required by law, securities exchange rule or usage. Each Series U Note shall be dated the date of its authentication. The Series U Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The terms and provisions contained in the Series U Notes shall constitute, and are hereby expressly made, a part of this Officer’s Certificate, and the Company, by its execution and delivery of this Officer’s Certificate, expressly agrees to such terms and provisions and to be bound thereby. However, to the extent any provision of any Series U Note conflicts with the express provisions of this Officer’s Certificate or the Indenture, the provisions of this Officer’s Certificate or the Indenture, as applicable, shall govern and be controlling.
Each Global Note shall represent such aggregate principal amount of the outstanding Series U Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Series U Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Series U Notes represented thereby may from time to time be reduced to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any decrease in the aggregate principal amount of outstanding Series U Notes represented thereby shall be made by the Trustee, the Depositary or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 1(q)(v) of this Officer’s Certificate.
(ii)    Authentication.
The Trustee or an Authenticating Agent shall authenticate by delivery and execution of a Trustee’s Certificate of Authentication in the form set forth in Section 2.02 of the Indenture (A) the Series U Notes for original issue on the Issue Date in the aggregate principal amount of $400,000,000 initially in the form of Global Notes (the “Original Notes”) (B) additional Series U Notes for original issue from time to time after the Issue Date in such principal amounts as may be set forth in a Company Order (such additional Series U Notes, together with the Original Notes, the “Initial Notes”) and (C) any Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case, upon receipt of a Company Order, which Company Order shall specify (x) the amount of Series U Notes to be authenticated and the date of original issue thereof, (y) whether the Series U Notes are Initial Notes or Exchange Notes and (z) the amount of Series U Notes to be issued in global form or definitive form. The aggregate principal amount of the Series U Notes outstanding at any time may not exceed $400,000,000 plus such additional principal amounts as may be issued and authenticated pursuant to clause (B) of this paragraph, except as provided in Section 1(q)(vi) of this Officer’s Certificate.
(iii)    Security Registrar, Paying Agent and Depositary.
The Company initially appoints the Trustee to act as the Security Registrar and Paying Agent for the Series U Notes. Upon the occurrence of an Event of Default set forth in Sections 10.01(d) or 10.01(e) of the Indenture, the Trustee shall serve as Paying Agent for the Series U Notes. Pursuant to Section 6.02 of the Indenture, the Company hereby designates the corporate trust agency office of the Trustee as its office or agency at 101 Barclay Street in the City and State of New York where payment of the Series U Notes shall be made and where the registration of transfer or exchange of the Series U Notes may be effected; and the Corporate Trust Office of the Trustee at 400 South Hope Street, Suite 500, Los Angeles, California 90071 as the place where notices and demands to or upon the Company in respect of the Series U Notes and the Indenture may be served. The Company may also from time to time designate one or more other offices or agencies with respect to the Series U Notes and may from time to time rescind any of these designations in accordance with the terms provided in Section 6.02 of the Indenture.
The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Trustee has been appointed by DTC to act as Note Custodian with respect to the Global Notes.
None of the Company, the Trustee, nor any agent of the Company or the Trustee shall have any duty or liability in respect of the transfer of beneficial interest in the Global Notes, for maintaining any records with respect of such beneficial interests or the payment of any amounts due in respect of such beneficial interest or otherwise; and the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Depositary, or its nominee, in whose name such Global Note is registered as Holder, as the absolute owner of such Notes for the purpose of receiving payment of principal of and premium, if any, and interest on such Notes and for all other purposes whatsoever, whether or not such Notes be overdue, and neither the Company, the Trustee nor any agent of the Company of the Trustee shall be affected by notice to the contrary.
The Applicable Procedures, to the extent applicable to the Global Notes, shall govern payments in respect of the principal of and premium, if any, and interest on the Global Notes and transfers of beneficial interests therein.
(iv)    Additional Interest, if any, to be Held in Trust.

Payments of Additional Interest, if any, shall be subject to the provisions of Section 6.03 of the Indenture to the same extent as any payments of principal of or premium or interest on the Series U Notes.
(v)    Transfer and Exchange.
(A)    Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:
(1)    the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary for the Global Notes or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or
(2)    the Company in its sole discretion notifies the Trustee in writing that it elects to deliver the Series U Notes in certificated form.
Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.06 and 3.09 of the Indenture. Every Series U Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Sections 3.06 and 3.09 of the Indenture, shall be authenticated and delivered as a Global Note in the form of Exhibit A attached hereto. A Global Note may not be exchanged for another Series U Note other than as provided in this Section 1(q)(v)(A); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 1(q)(v)(B) or (D) of this Officer’s Certificate.
(B)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Officer’s Certificate and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs as applicable:
(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to

Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Global Note by a Distributor may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 1(q)(v)(B)(1).
(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Security Registrar either:
(a)    both (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or
(b)    both (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above.
Upon an Exchange Offer by the Company in accordance with Section 1(q)(v)(D) of this Officer’s Certificate, the requirements of this Section 1(q)(v)(B)(2) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon notification from the Security Registrar that all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Officer’s Certificate, the Series U Notes and otherwise applicable under the

Securities Act have been satisfied, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 1(q)(v)(F) of this Officer’s Certificate.
(3)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (2) above and the Security Registrar receives the following:
(a)    if the transferee shall take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof; or
(b)    if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof.
(4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (2) above and:
(a)    such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(b)    any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;
(c)    any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(d)    the Security Registrar receives the following:

(i)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1)(a) thereof; or
(ii)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof;
and, in each such case set forth in this subparagraph (d), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to subparagraph (b) or (d) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 1(q)(ii) of this Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (b) or (d) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(C)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 1(q)(v)(C), the Security Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 1(q)(v)(C).
(1)    Restricted Definitive Notes to Restricted Definitive Notes. Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Security Registrar receives the following:
(a)    if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof;
(b)    if the transfer shall be made pursuant to Rule 903 or Rule 904 of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof; and
(c)    if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by Item (3) thereof, if applicable.
(2)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
(a)    such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such Series U Notes, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(b)    any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;
(c)    any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(d)    the Security Registrar receives the following:
(i)    if the Holder of such Restricted Definitive Notes proposes to exchange such Series U Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (1)(b) thereof; or
(ii)    if the Holder of such Restricted Definitive Notes proposes to transfer such Series U Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof;
and, in each such case set forth in this subparagraph (d), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.
(3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Series U Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Security Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.
(D)    Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of (a) an authentication order in accordance with Section 1(q)(ii) of this Officer’s Certificate and (b) an Opinion of Counsel opining as to the enforceability of the Exchange Notes and the guarantees thereof, if any, the Trustee shall authenticate (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that are not (i) broker-dealers, (ii) Persons participating in the distribution of the Exchange Notes or (iii) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in such Exchange Offer and (2) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in such Exchange Offer, unless the Holders of such Restricted Definitive Notes shall request the receipt of Definitive Notes, in which case the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of such Restricted Definitive Notes one or more Definitive Notes without the Private

Placement Legend in the appropriate principal amount. Concurrent with the issuance of such Unrestricted Global Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.
(E)    Legends. The following legend shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Officer’s Certificate:
(1)    Private Placement Legend.
(a)    Except as permitted by subparagraph (b) below, each Global Note and each Definitive Note (and all Series U Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND ANY SELLER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.”
(b)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (B)(4), (C)(2), (C)(3) or (D) of this Section 1(q)(v) (and all Series U Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(2)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE OFFICER’S CERTIFICATE UNDER THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE III OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 1(q)(v)(A) OF THE OFFICER’S CERTIFICATE UNDER THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY OR ANY SUCCESSOR THERETO.”
Additionally, so long as DTC is the Depositary with respect to any Global Note, each such Global Note shall also bear a legend in substantially the following form:
“UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE COMPANY OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(F)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 3.09 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, the principal amount of Series U Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or by the Depositary at the direction of the Trustee, to reflect such increase.
(G)    General Provisions Relating to Transfers and Exchanges.
(1)    To permit registrations of transfers and exchanges, subject to Section 1(q)(v) of this Officer’s Certificate, the Company shall execute and, upon the Company’s order, the Trustee or an Authenticating Agent shall authenticate Global Notes and Definitive Notes at the Security Registrar’s request.
(2)    None of the Trustee, the Paying Agent or the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Officer’s Certificate or under applicable law with respect to any transfer of any interest in any Series U Notes (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Officer’s Certificate, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(vi)    Outstanding Series U Notes.
Notwithstanding the definition of “Outstanding” in Section 1.01 of the Indenture, Series U Notes that the Company, a Subsidiary of the Company or an Affiliate of the Company offers to purchase or acquires pursuant to an offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company, such Subsidiary or such Affiliate until legal title to such Series U Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

(r)	Not applicable.
(s)    The Series U Notes have not been registered under the Securities Act and may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom, as contemplated herein. No service charge shall be made for the registration of transfer or exchange of the Series U Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 1.06(f), 3.04, 5.06 or 14.06 of the Indenture).

(t)	Not applicable.

(u)	Additional Conditions and Definitions.

(i)    Additional Conditions to Section 9.01 of Indenture.
Notwithstanding the provisions of Section 9.01 of the Indenture, no Series U Note shall be deemed to have been paid pursuant to such provisions unless the Company shall have delivered to the Trustee either: (a) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Officer’s Certificate, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Series U Notes will not recognize income, gain or loss for federal income tax purposes as a result of such satisfaction and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such satisfaction and discharge had not occurred or (b) (i) an instrument wherein the Company, notwithstanding the satisfaction and discharge of the Company’s indebtedness in respect of the Series U Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional Eligible Obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Series U Notes or portions thereof; and (ii) an Opinion of Counsel of tax counsel in the United States, which tax counsel is reasonably acceptable to the Trustee, to the effect that the Holders of the Outstanding Series U Notes will not recognize income, gain or loss for federal income tax purposes as a result of such satisfaction and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such satisfaction and discharge had not occurred.
(ii)    Modifications Requiring Consent.
In addition to the provisions of Section 14.02 of the Indenture, no supplemental indenture shall alter or waive any of the provisions with respect to the redemption of the Series U Notes set forth in Section 1(g) hereof without the consent of each Holder of Series U Notes affected thereby.
(iii)    Certain Definitions.
Set forth below are certain defined terms used in this Officer’s Certificate. Reference is made to the Indenture for the definitions of any other capitalized terms used herein for which no definition is provided herein.
“Additional Interest” means all additional interest then owing pursuant to Section 7 of the Registration Rights Agreement.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Applicable Procedures” means, with respect to (1) payments in respect of the principal of and premium, if any, and interest on any Global Note and (2) any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary Euroclear and Clearstream that apply to such payment, transfer or exchange.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.
“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Clearstream” means Clearstream Banking, societe anonyme.
“Definitive Note” means a certificated Series U Note registered in the name of the Holder thereof and issued in accordance with Section 1(q)(v) of this Officer’s Certificate, in the form of Exhibit A hereto except that such Series U Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchange of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Series U Notes issuable or issued in whole or in part in global form, the Person specified in Section 1(q)(iii) of this Officer’s Certificate as the Depositary with respect to the Series U Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Officer’s Certificate or the Indenture.
“DTC” has the meaning assigned to it in Section 1(q)(iii) of this Officer’s Certificate.
“Euroclear” means Euroclear Bank S.A./N.V.
“Event of Default” means an Event of Default as defined in the Indenture.
“Exchange Notes” means if and when issued, each series of the Series U Notes issued in exchange for any Initial Notes in an Exchange Offer or upon transfer pursuant to a Shelf Registration Statement.
“Exchange Offer” has the meaning set forth in a corresponding Registration Rights Agreement.
“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
“Global Note Legend” means the first legend and, if applicable, the second legend set forth in Section 1(q)(v)(E)(2) of this Officer’s Certificate.
“Global Notes” means, individually and collectively, each of the Series U Notes issued or issuable in the global form of Exhibit A hereto issued in accordance with Sections 1(q)(i) of this Officer’s Certificate, and that bears the Global Note Legend and that is deposited with or on behalf of and registered in the name of the Depositary.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
    “Initial Notes” has the meaning set forth in Section 1(q)(ii) of this Officer's Certificate.
“Initial Purchaser” has the meaning set forth in the Purchase Agreement.
“Issue Date” means the first date on which any Series U Notes are issued, authenticated and delivered under the Indenture and this Officer’s Certificate.
“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of Initial Notes for use by such Holders in connection with an Exchange Offer.
“Non-U.S. Person” means a person who is not a U.S. Person.
“Note Custodian” means the Trustee, as custodian for the Depositary with respect to the Series U Notes in global form, or any successor entity thereto.

“Original Notes” has the meaning set forth in Section 1(q)(ii) of this Officer’s Certificate.
"Participant" means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Purchase Agreement” means the Purchase Agreement dated April 11, 2016 among the Company and each Initial Purchaser relating to the offering by the Company of the Original Notes on the Issue Date.
“Private Placement Legend” means the legend set forth in Section 1(q)(v)(E)(1) of this Officer’s Certificate to be placed on all Series U Notes issued under the Indenture and this Officer’s Certificate except where otherwise permitted by the provisions of the Indenture and this Officer’s Certificate.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Registration Rights Agreement” means (i) the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof relating to the Original Notes and (ii) any similar agreement that the Company and other parties may enter into in relation to any other Initial Notes, in each case as such agreement may be amended, modified or supplemented from time to time.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in an initial denomination equal to the outstanding principal amount of the Notes initially sold by the Initial Purchasers in reliance on Rule 903 of Regulation S.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means the applicable distribution compliance period as set forth in Regulation S.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 144A Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee, issued in an initial denomination equal to the outstanding principal amount of the Notes initially sold by the Initial Purchasers in reliance on Rule 144A.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended.
“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.
“Subsidiary” means, with respect to any specified Person:

(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend
“U.S.” means the United States of America.
“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

(iv)    The Series U Notes shall have such other terms and provisions as are provided in the form thereof attached hereto as Exhibit A, and shall be issued in substantially such form.
2.    The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance of the Series U Notes and in respect of compliance with which this certificate is made.
The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.
In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.
In the opinion of the undersigned, such conditions and covenants have been complied with.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first written above.

		By:	/s/ E. Kevin Bethel
		Name:	E. Kevin Bethel
		Title:	Senior Vice President and Chief Financial Officer

Acknowledged and Received on
April 15, 2016

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
Name:	Teresa Petta
Title:	Vice President

[Signature Page to Officer’s Certificate (Terms of Note)]

EXHIBIT A
FORM OF SERIES U NOTES
[Insert the Global Note Legend(s), if applicable, pursuant to the provisions of the Indenture and the Officer’s Certificate]
[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture and the Officer’s Certificate]
SIERRA PACIFIC POWER COMPANY
2.60% General and Refunding Mortgage Notes, Series U, due 2026

Original Interest Accrual Date:	April 15, 2016	Redeemable: Yes X No ___
Stated Maturity:	May 1, 2026	Redemption Date: See Below
Interest Rate:	2.60%	Redemption Price: See Below
Interest Payment Dates:	May 1 and November 1
Regular Record Dates:	April 15 and October 15
The Security is not a Discount Security
within the meaning of the within-mentioned Indenture.
_________________

CUSIP No. [●]
2.60% General and Refunding Mortgage Notes, Series U, due 2026
No. R-    $____________
Sierra Pacific Power Company, a Nevada corporation (the “Company”) promises to pay to ____________ or registered assigns, the principal sum of ________________ Dollars on May 1, 2026.
1.     Interest. The Company promises to pay interest on the principal amount of this Series U Note at 2.60% per annum, from April 15, 2016 until maturity and shall pay the Additional Interest payable pursuant to Section 7 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest, if any, semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 2016 (each, an “Interest Payment Date”), or if any such Interest Payment Date is not a Business Day, on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and, if such payment is made or duly provided for on such Business Day, no interest or Additional Interest shall accrue on the amount so payable for the period from and after such Interest Payment Date to such Business Day. Interest on the Series U Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Original Interest Accrual Date specified above; provided that if there is no existing default in the payment of interest, and if this Series U Note is authenticated between a Regular Record Date specified above and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that in the case of the initial interest payment in respect of this Series U Note, interest shall accrue from the Original Interest Accrual Date specified above. The Company shall pay interest (including postpetition interest in any proceeding under the Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne on the Series U Notes; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
2.    Method of Payment. The Company shall pay interest on the Series U Notes (except Defaulted Interest) and Additional Interest to the Persons who are registered Holders of Series U Notes at the close of business on the April 15 and October 15 next preceding the Interest Payment Date, even if such Series U Notes are canceled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 3.07 of the Indenture with respect to Defaulted Interest. The Series U Notes shall be payable as to principal and premium and interest, and Additional Interest, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders of Series U Notes at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest, premium and Additional Interest on, all Global Notes and all other Series U Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
3.    Paying Agent and Security Registrar. Initially, The Bank of New York Mellon Trust Company, N.A. (successor as trustee to The Bank of New York Mellon, formerly The Bank of New York), as Trustee under the Indenture, shall act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to any Holder of Series U Notes. The Company or any of its Subsidiaries may act in any such capacity.
4.    Indenture; Security. This Series U Note is one of a duly authorized issue of Securities of the Company, issued and issuable in one or more series under and equally secured by a General and Refunding Mortgage Indenture, dated as of May 1, 2001 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor as trustee to The Bank of New York Mellon, formerly The Bank of New York), Trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the

Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Series U Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Series U Note is one of the series designated above. The terms of the Series U Notes include those stated in the Indenture, including the Officer’s Certificate dated April 15, 2016 (the “Officer’s Certificate”) and those made part of the Indenture by reference to the Trust Indenture Act. The Series U Notes are subject to all such terms, and Holders of Series U Notes are referred to the Indenture, including the Officer’s Certificate, and such act for a statement of such terms. To the extent any provision of this Series U Note conflicts with the express provisions of the Indenture or the Officer’s Certificate, the provisions of the Indenture and the Officer’s Certificate shall govern and be controlling. The Series U Notes are general obligations of the Company initially limited to $400,000,000 aggregate principal amount in the case of Series U Notes issued on the Issue Date.
All Outstanding Securities, including the Series U Notes, issued under the Indenture are secured by the lien of the Indenture on the properties of the Company described in the Indenture.
5.    Optional Redemption.
(i)    (a)    At any time prior to February 1, 2026 (the “Par Call Date”), the Company may redeem the Series U Notes at its option, either in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the Series U Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Series U Notes being redeemed that would be due if the Series U Notes matured on the Par Call Date (excluding the portion of any such interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, plus, in each case, accrued interest thereon to the date of redemption. At any time on or after the Par Call Date, the Company may redeem the Series U Notes, at the option of the Company, either in whole or in part, at a redemption price equal to 100% of the principal amount of the Series U Notes being redeemed plus accrued interest thereon to the date of redemption.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series U Notes (assuming, for this purpose, that the Series U Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series U Notes.
“Comparable Treasury Price” means, with respect to any redemption date, the Reference Treasury Dealer Quotation for such redemption date.
“Independent Investment Banker” means an investment banking institution of international standing appointed by the Company.

“Reference Treasury Dealer” means a primary U.S. government securities dealer in New York City appointed by the Company.
“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
“Treasury Rate” means the rate per year equal to the semi-annual equivalent or interpolated (on a daycount basis) yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.
6.    Notice of Optional Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Series U Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Series U Notes or a satisfaction and discharge of the Series U Notes under the Indenture. Notices of redemption may not be conditional. In lieu of the Redemption Price, any notice of redemption of the Series U Notes may state the manner of calculating the Redemption Price.
7.    Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Series U Notes.
8.    Denominations, Transfer, Exchange. The Series U Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Series U Notes may be registered and Series U Notes may be exchanged as provided in the Indenture and the Officer’s Certificate. The Security Registrar and the Trustee may require a Holder of Series U Notes, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder of Series U Notes to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Series U Note or portion of a Series U Note selected for redemption, except for the unredeemed portion of any Series U Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Series U Notes for a period of 15 days before a selection of Series U Notes to be redeemed or during the period between a Regular Record Date and the corresponding Interest Payment Date.
9.    Persons Deemed Owners. The registered Holder of a Series U Note may be treated as its owner for all purposes.
10.    Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the

Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one Series outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series U Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series U Note and of any Series U Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series U Note.
11.    Events of Default. If an Event of Default shall occur and be continuing, the principal of this Series U Note may be declared due and payable in the manner and with the effect provided in the Indenture.
12.    No Recourse Against Others. As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.
13.    Authentication. Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Series U Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
14.    Transfer and Exchange.
(a)    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series U Note is registrable in the Security Register, upon surrender of this Series U Note for registration of transfer at the corporate trust agency office of The Bank of New York Mellon Trust Company, N.A. in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series U Notes of this series or authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.
(b)    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
(c)    Prior to due presentment of this Series U Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Series U Note is registered as the absolute owner hereof for all purposes, whether or not this Series U Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
15.    Governing Law. The Series U Notes shall be governed by and construed in accordance with the laws of the State of New York.
16.    Definition of Other Terms. All terms used in this Series U Note which are defined in the Indenture or the Officer’s Certificate shall have the meanings assigned to them in the Indenture or the Officer’s Certificate, as applicable, unless otherwise indicated.
17.    Abbreviations. Customary abbreviations may be used in the name of a Holder of Series U Notes or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
18.    Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Series U Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of April 15, 2016 between Sierra Pacific Power Company and the parties named on the signature pages thereof (the “Registration Rights Agreement”).
19.    CUSIP Numbers. The Company has caused CUSIP numbers to be printed on the Series U Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders of Series U Notes. No representation is made as to the accuracy of such numbers either as printed on the Series U Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company shall furnish to any Holder of Series U Notes upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Sierra Pacific Power Company
d/b/a NV Energy
(6100 Neil Road)
Reno, Nevada 89520]
Attention: Corporate Treasurer and General Counsel

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SIERRA PACIFIC POWER COMPANY

By:
Name:	E. Kevin Bethel
Title:	Senior Vice President and
Chief Financial Officer

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date:
THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Signature Page to Global Note]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE* **
The following exchanges of a part of this Global Note for an interest in another Global Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

DATE OF EXCHANGE	AMOUNT OF DECREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL NOTE	AMOUNT OF INCREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL NOTE	PRINCIPAL AMOUNT OF THIS GLOBAL NOTE FOLLOWING SUCH DECREASE (OR INCREASE)	SIGNATURE OF AUTHORIZED SIGNATORY OF TRUSTEE OR NOTE CUSTODIAN

-------------
***    This should be included only if the Note is issued in global form.

Assignment Form
To assign this Series U Note, fill in the form below: (I) or (we) assign and transfer this Series U Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint ____________________________________________ to transfer this Series U Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Series U Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Sierra Pacific Power Company
6100 Neil Road
P.O. Box 10100
Reno, Nevada 89520-0400
Attention: Treasurer
The Bank of New York Mellon Trust Company, N.A.
101 Barclay Street, Floor 8W
New York, New York 10286
Attention: Corporate Trust Division - Corporate Finance Unit

Re:	Sierra Pacific Power Company 2.60% General and Refunding Mortgage Notes, Series U, due 2026
Reference is hereby made to the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as supplemented (the “Indenture”), between Sierra Pacific Power Company, as issuer (the “Company”) and The Bank of New York Mellon Trust Company N.A., as trustee and the Officer’s Certificate dated April 15, 2015 governing the Note[s] (the “Officer’s Certificate”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture and the Officer’s Certificate.
____________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such in such Note[s] specified in Annex A hereto, in the principal amount of $__________ in such Note[s] or interests (the “Transfer”), to ____________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    [ ] CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Officer’s Certificate and the Securities Act.
2.    [ ] CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made by a “distributor” (within the meaning of Regulation S) prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture and the Officer’s Certificate, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Officer’s Certificate and the Securities Act.
3.    [ ] CHECK AND COMPLETE IF TRANSFEREE SHALL TAKE DELIVERY OF A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)[ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)[ ] such Transfer is being effected to the Company or a subsidiary thereof;
or
(c)[ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)[ ] such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certificate) to the effect that such Transfer is in compliance with the Securities Act and such other documents as the Company shall reasonably request to support such exemption. Upon consummation of the proposed transfer in accordance with the terms of the Indenture and the Officer’s Certificate, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Officer’s Certificate and the Securities Act.

4.    [ ] CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
(a)[ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture, the Officer’s Certificate and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture and the Officer’s Certificate, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Officer’s Certificate.

(b)[ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and the Officer’s Certificate and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Officer’s Certificate and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture and the Officer’s Certificate, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Officer’s Certificate.

(c)[ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule

904 and in compliance with the transfer restrictions contained in the Indenture and the Officer’s Certificate and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Officer’s Certificate and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture and the Officer’s Certificate, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Officer’s Certificate.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor

By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    [ ] a beneficial interest in the:
(ii)    [ ] 144A Global Note (CUSIP ___________), or
(ii)    [ ] Regulation S Global Note (CUSIP ___________);
or
(b)    [ ] a Restricted Definitive Note.
2.    After the Transfer the Transferee shall hold:
[CHECK ONE]
(a)    [ ] a beneficial interest in the:
(i)    [ ] 144A Global Note (CUSIP ___________), or
(ii)    [ ] Regulation S Global Note (CUSIP ___________), or
(iii)    [ ] Unrestricted Global Note (CUSIP ___________); or
(b)    [ ] a Restricted Definitive Note.
(c)    [ ] an Unrestricted Definitive Note,
in accordance with the terms of the Indenture and the Officer’s Certificate.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Sierra Pacific Power Company
6100 Neil Road
P.O. Box 10100
Reno, Nevada 89520-0400
Attention: Treasurer
The Bank of New York Mellon Trust Company, N.A.
101 Barclay Street, Floor 8W
New York, New York 10286
Attention: Corporate Trust Division - Corporate Finance Unit

Re:	Sierra Pacific Power Company 2.60% General and Refunding Mortgage Notes, Series U, due 2026
(CUSIP ____________)
Reference is hereby made to the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as supplemented (the “Indenture”), between Sierra Pacific Power Company, as issuer (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee, and the Officer’s Certificate dated April 15, 2016 governing the Note[s] (the “Officer’s Certificate”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture and the Officer’s Certificate.
____________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $______________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
(a)[ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture, the Officer’s Certificate and the Private Placement Legend are not required in

C-1

order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)[ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture, the Officer’s Certificate and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:
Dated:

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